FIRST AMENDMENT
                                       TO
                             JOINT VENTURE AGREEMENT
                                       OF
                            NAGS HEAD OUTLET PARTNERS


         Agreement made as of January 1, 1996 between Company Stores Capital Corp. (CSCC), a Tennessee corporation, and Parker, Reld & Co., Inc. (PRCI), a New York corporation.

                                    RECITALS:

R-1. CSCC and PRCI are all of the partners of Nags Head Outlet Partners (the Company), a North Carolina general partnership.

R-2. The parties wish to amend the Joint Venture Agreement with respect to the allocation of taxable loss set forth in Section 8.4.2(a) of the Joint Venture Agreement dated December 6, 1989 to provide that CSCC and PRCI will share taxable loss in accordance with their profit sharing percentages after PRCI recovered its capital contribution from Net Extraordinary Cash Flow.

R-3. The parties agree that it would be without economic justification to continue to allocate 100% of any taxable loss to PRCI up to a cumulative amount of its capital contribution after PRCI recovered an equal sum from Net Extraordinary Cash Flow.

         NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1. Section 8.4.2(a) of the Joint Venture Agreement hereby is deleted in its entirety and replaced with the following:

         (a) First to JV up to the  cumulative  amount of the sum of  $1,500,000
         plus  any  additional  capital   contributions  made  by  JV  less  all
         distributions to JV pursuant to Subsection 8.3.1.(b), and

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            COMPANY STORES CAPITAL CORP.


                                         By: /s/Lynn S. Ellsworth
                                            Lynn S. Ellsworth, President

                                            PARKER, RELD & CO., INC.


                                          By:/s/Nicholas J. Letizia
                                             Nicholas J. Letizia, Vice President